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                EXHIBIT 12.2 TO FORM S-3 REGISTRATION STATEMENT

                    HEALTHTRUST, INC. - THE HOSPITAL COMPANY

          COMPUTATION OF PRO FORMA RATIO OF EARNINGS TO FIXED CHARGES


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                                                                       THREE MONTHS        YEAR
                                                                          ENDED           ENDED
                                                                       NOVEMBER 30,     AUGUST 31,
                                                                           1993            1993
                                                                       ------------     ----------
Pro forma net income.................................................     $ 35.8          $128.7
Pro forma income tax charge..........................................       25.9            92.6
                                                                       ------------     ----------
Pro forma pre-tax income.............................................     $ 61.7          $221.3
                                                                       ------------     ----------
Pro Forma Fixed Charges:
  Interest (expensed or capitalized).................................     $ 38.3          $163.2
  Amortization of debt expense, discount or premium..................        0.8             3.5
  Estimated interest factor on operating lease payments..............        5.3            19.8
                                                                       ------------     ----------
          Total pro forma fixed charges..............................     $ 44.4          $186.5
                                                                       ------------     ----------
Pro Forma Earnings:
  Pre-tax income.....................................................     $ 61.7          $221.3
  Fixed charges......................................................       44.4           186.5
  Interest capitalized...............................................       (2.8)          (10.4)
  Amortization of interest capitalized...............................        0.6             2.2
                                                                       ------------     ----------
          Total pro forma earnings...................................     $103.9          $399.6
                                                                       ------------     ----------
Pro forma ratio of earnings to fixed charges.........................       2.3X            2.1X
                                                                       ------------     ----------
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